SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    EXHIBITS
                                   FILED WITH

                        POST-EFFECTIVE AMENDMENT NO. 6 TO
                             REGISTRATION STATEMENT

                                       ON

                                    FORM N-1A

                       TEMPLETON DEVELOPING MARKETS TRUST


PAGE





                                  EXHIBIT LIST



Exhibit Number                        Name of Exhibit

    ( 1)(d)                Establishment and Designation of Classes of Shares

    ( 9)(b)                Fund Administration Agreement

    (27)                   Financial Data Schedule





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                       Establishment and Designation

                   Of Classes of Shares of Beneficial Interest

                            Par Value $0.01 Per Share

                  The undersigned, being a majority of the Trustees of Templeton Developing Markets Trust, a Massachusetts business trust (the "Trust"), acting pursuant to Section 5.12 of the Declaration of Trust dated August 9, 1991, as previously amended (the "Declaration of Trust") of the Trust, hereby divide the shares of beneficial interest of the Trust into three separate classes, each class to have the following special and relative rights:

                  1. The classes shall be designated "Templeton Developing Markets Trust Class I," "Templeton Developing Markets Trust Class II" and "Templeton Developing Markets Trust Advisor Class."

                  2. The Trust shall be authorized to invest in cash, securities, instruments and other property as from time to time described in the Trust's then currently effective registration statement under the Securities Act of 1933. Each share of beneficial interest of the Trust ("Share") shall be redeemable, shall be entitled to one vote (or fraction thereof in respect of a fractional Share) on matters on which Shares of the Trust shall be entitled to vote (subject to paragraph 3 below), shall represent a pro rata beneficial interest in the assets of the Trust (subject to paragraph 4 below) and shall be entitled to receive its pro rata share of net assets of the Trust upon liquidation of the Trust, all as provided in the Declaration of Trust.

                  3. Shareholders of the Trust shall vote together as a single class on any matter, except to the extent required by the Investment Company Act of 1940, as amended (the "1940 Act"), or when the Trustees have determined that the matter affects only the interests of Shareholders of a particular class of Shares, in which case only the Shareholders of such class shall be entitled to vote thereon. Any matter shall be deemed to have been effectively acted upon with respect to any class as provided in Rule 18f-2 under the 1940 Act, or any successor rule, and in the Declaration of Trust.

                  4. Liabilities, expenses, costs, charges and reserves related to the distribution of, and other identified expenses that should properly be allocated to, the Shares of a particular class may be charged to and borne solely by such class and the bearing of expenses solely by a class of Shares may be appropriately reflected (in a manner determined by the Trustees), and cause differences in, the net asset value attributable to, and the dividend, redemption and liquidation rights of, the Shares of different classes. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the Shareholders of all classes for all purposes.

                  5. Shares of each class of the Trust may vary between themselves as to rights of redemption and conversion rights, as may be approved by the Trustees and set forth in the Trust's then-current prospectus.

                  6. The Trustees shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of any series or any class thereof hitherto or hereafter created, or to otherwise change the special and relative rights of any series or any class thereof, provided that such change shall not adversely affect to rights of the Shareholders of such series or class.

                  IN WITNESS WHEREOF, the undersigned have executed this instrument this 26th day of December, 1996.




/s/HARRIS J. ASHTON
   Harris J. Ashton, Trustee                    Charles B. Johnson, Trustee



   Nicholas F. Brady, Trustee                   Charles E. Johnson, Trustee


                                             /s/BETTY P. KRAHMER
   Frank J. Crothers, Trustee                   Betty P. Krahmer, Trustee


/s/S. JOSEPH FORTUNATO                       /s/GORDON S. MACKLIN
   S. Joseph Fortunato, Trustee                 Gordon S. Macklin, Trustee



                                             /s/FRED R.MILLSAPS
   John Wm. Galbraith, Trustee                  Fred R. Millsaps, Trustee


/s/ANDREW H.HINES, JR.                       /s/CONSTANTINE D. TSERETOPOULOS
   Andrew H. Hines, Jr., Trustee                Constantine D. Tseretopoulos, Trustee



   Edith E. Holiday, Trustee



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                                   CERTIFICATE

         Pursuant to Section 10.1 of the Declaration of Trust, the undersigned Trustee hereby acknowledges and certifies that this instrument is made in accordance with the provisions of the Declaration of Trust, and shall be
effective upon its filing  with the  Secretary  of  the   Commonwealth   of
Massachusetts.

         IN WITNESS WHEREOF, the undersigned has executed this instrument this 26th day of December, 1996.


                                           /s/ANDREW H. HINES, JR.
                                              Andrew H. Hines, Jr., Trustee